Exhibit 99.1

Innotrac Corporation Announces 2013 Third Quarter Results

ATLANTA, GA (November 14, 2013) – Innotrac Corporation (NASDAQ: INOC) announced financial results today for the third quarter ended September 30, 2013. Total revenues for the quarter increased $4.1 million (15.8%) to $29.8 million from $25.7 million for the three months ended September 30, 2012.  Total revenue for the nine month period ended September 30, 2013, increased $15.5 million (21.3%) to $88.3 million from $72.8 million for the nine months ended September 30, 2012.  Revenue from new clients and growth of existing clients were the key drivers of this revenue growth.

The Company reported net income of $18.5 million, or $1.39 per share, fully diluted, for the third quarter ended September 30, 2013, as compared to $1.1 million, or $0.08 per share for the quarter ended September 30, 2012.   Net income for the nine months ended September 30, 2013 was $20.4 million, or $1.55 per share, as compared to $2.0 million, or $0.15 per share, for the nine months ended September 30, 2012.

In the third quarter ended September 30, 2013, Innotrac released a valuation allowance of $17.2 million that was previously recorded against deferred tax assets primarily related to net operating loss carryforwards.  The Company did not generate any cash flow from the income tax benefit recorded in the consolidated statements of operations for the period ended September 30, 2013.  This income tax benefit did not have any impact on business operations during the quarter.  This $17.2 million income tax benefit recorded in the quarter ended September 30, 2013 accounted for $1.30 of the total $1.39 fully diluted earnings per share for the quarter ended September 30, 2013 and $1.30 of the total $1.55 earnings per share for the nine months ended September 30, 2013.

About Innotrac
Innotrac Corporation, founded in 1984 and based near Atlanta, Georgia, is a best-in-class commerce provider integrating digital technology, fulfillment, contact center and business intelligence solutions to support global brands.  Innotrac’s fulfillment, order management and contact center solutions are integrated with all major web platforms, and seamlessly integrate with any required partner technologies.  The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and one call center spanning all time zones across the continental United States.  Innotrac Europe GmbH has a network of fulfillment centers, call centers, and returns processing facilities with operations in the UK, Germany, France, Denmark, Sweden, Poland, Austria, Italy, Switzerland, Ireland, Spain and the Netherlands. Connect with Innotrac at www.innotrac.com or http://www.linkedin.com/company/innotrac.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements in this release include statements relating to future events and developments, as well as management’s expectations, beliefs, plans, estimates and projections relating to the future. Forward-looking statements are subject to various risks, uncertainties and assumptions.  Please refer to the Risk Factors discussed in Innotrac’s 2012 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Contact
Steve Keaveney
Chief Financial Officer
678-584-4020
skeaveney@innotrac.com

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)

ASSETS

Current assets:

Cash and cash equivalents	$3,450	$4,005
Accounts receivable (net of allowance for doubtful accounts of $134 at September 30, 2013 and $136 at December 31, 2012)	20,084	23,216
Inventories, net	704	740
Deferred income taxes	639	-
Prepaid expenses and other	1,277	1,107
Total current assets	26,154	29,068

Property and equipment:

Computers, machinery and equipment	48,495	42,877
Furniture, fixtures and leasehold improvements	10,405	10,055
	58,900	52,932
Less accumulated depreciation and amortization	(41,990)	(39,089)
	16,910	13,843

Deferred income taxes	16,569	-
Other assets, net	1,459	1,281

Total assets	$61,092	$44,192

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,957	$10,409
Line of credit	-	-
Accrued salaries	1,828	2,854
Equipment lease payable	652	421
Accrued expenses and other	3,742	3,088
Equipment loan	-	1,620
Total current liabilities	14,179	18,392

Noncurrent liabilities:

Deferred compensation	969	837
Equipment lease payable	1,188	544
Other noncurrent liabilities	697	963
Total noncurrent liabilities	2,854	2,344

Shareholders’ equity:

Preferred stock: 10,000,000 shares authorized, $0.10 par value, no shares issued or outstanding	-	-
Common stock: 50,000,000 shares authorized, $0.10 par value, 13,245,440 shares issued and outstanding at September 30, 2013 13,155,440 shares issued and outstanding at December 31, 2012	1,325	1,316
Additional paid-in capital	66,930	66,784
Accumulated other comprehensive loss	(2)	(2)
Accumulated deficit	(24,207)	(44,656)
Total Innotrac shareholders’ equity	44,046	23,442
Noncontrolling interest	13	14

Total shareholders’ equity	44,059	23,456

Total liabilities and shareholders’ equity	$61,092	$44,192

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2013 and 2012
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2013	2012
	(unaudited)	(unaudited)

Service revenues	$26,410	$22,088
Freight revenues	3,345	3,606
Total revenues	29,755	25,694

Cost of service revenues	13,391	10,368
Freight expense	3,240	3,463
Selling, general and administrative expenses	10,816	9,674
Depreciation and amortization	996	995
Total operating expenses	28,443	24,500
Operating income	1,312	1,194

Other expense (income):
Interest expense	41	90
Other (income) expense	(1)	(2)
Total other expense	40	88

Income before income taxes	1,272	1,106
Income tax benefit	(17,184)	-
Net income	18,456	1,106
Net loss attributable to noncontrolling interest	1	(1)
Net income attributable to Innotrac	$18,457	$1,105

Earnings per share:

Basic	$1.39	$0.08

Diluted	$1.39	$0.08

Weighted average shares outstanding:

Basic	13,245	13,058

Diluted	13,267	13,058

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2013 and 2012
(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)	(unaudited)

Service revenues	$77,875	$63,857
Freight revenues	10,471	8,953
Total revenues	88,346	72,810

Cost of service revenues	38,839	30,326
Freight expense	10,129	8,639
Selling, general and administrative expenses	32,988	28,931
Depreciation and amortization	2,901	2,711
Total operating expenses	84,857	70,607
Operating income	3,489	2,203

Other expense:
Interest expense	196	212
Other expense	(1)	-
Total other expense	195	212

Income before income taxes	3,294	1,991
Income tax benefit	(17,154)	-
Net income	20,448	1,991
Net loss attributable to noncontrolling interest	1	-
Net income attributable to Innotrac	$20,449	$1,991

Earnings per share:

Basic	$1.55	$0.15

Diluted	$1.55	$0.15

Weighted average shares outstanding:

Basic	13,199	13,033

Diluted	13,215	13,033

INNOTRAC CORPORATION and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2013 and 2012
(in thousands)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:

Net Income	$20,448	$1,991
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	2,901	2,711
Provision for bad debts	3	18
Deferred income taxes	(17,208)	-
Stock compensation expense-restricted stock	155	124
Changes in operating assets and liabilities:
Accounts receivable, gross	3,129	(1,611)
Inventory	36	160
Prepaid expenses and other	(126)	(230)
Long-term assets	52	(69)
Accounts payable	(3,929)	(1,661)
Accrued expenses, accrued salaries and other	(372)	396
Long-term liabilities	(266)	(91)
Net cash provided by operating activities	4,823	1,738

Cash flows from investing activities:

Capital expenditures	(3,291)	(4,703)
Proceeds from disposition of assets	-	1
Net change in noncurrent assets and liabilities	(10)	(9)

Net cash used in investing activities	(3,301)	(4,711)

Cash flows from financing activities:

Borrowings on equipment loan	-	1,800
Payments on equipment loan	(1,620)	(90)
Capital lease payments	(326)	(321)
Loan commitment fees	(131)	(37)
Net cash (used in) provided by financing activities	(2,077)	1,352

Net increase (decrease) in cash and cash equivalents	(555)	(1,621)

Cash and cash equivalents, beginning of period	4,005	3,283
Cash and cash equivalents, end of period	$3,450	$1,662

Supplemental cash flow disclosures:

Cash paid for interest	$151	$148
Non-cash investing and financing activities:
Capital lease for warehouse and computer equipment	$1,201	$862
Capital expenditures in accounts payable	$1,477	$287